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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.    Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of—	For this type of account:		Give the EMPLOYER IDENTIFICATION number of—

1.	Individual		The individual	6.	Sole proprietorship	The owner(1)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(2)	7.	A valid trust, estate, or pension trust	Legal entity(3)
				8.	Corporate	The corporation
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(4)	9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
4	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(2)	10.	Partnership	The partnership
				11.	A broker or registered nominee	The broker or nominee
	b.	So-called trust account that is not a legal or valid trust under State law	The actual owner(2)	12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity
5.	Sole proprietorship		The owner(1)

(1)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

(2)
List first and circle the name of the person whose number you furnish.

(3)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

(4)
Circle the minor's name and furnish the minor's social security number.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, "Application for a Social Security Number Card," or Form SS-4, "Application for Employer Identification Number," at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. However, in some cases, individuals who become U.S. resident aliens are not eligible to obtain a Social Security Number. These individuals must apply for an Individual Taxpayer Identification Number on Form W-7, unless they have an application pending for a Social Security Number. Individuals who have an Individual Taxpayer Identification Number must provide it on Form W-9.

Payees Exempt from Backup Withholding

The following is a list of payees exempt from backup withholding and not subject to information reporting. For interest and dividends, all listed payees are exempt except payees listed in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 U.C. who regularly acts as a broker are exempt. Payments subject to information reporting under Sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that the payments made to a corporation that provides medical and health care services or bills and collects payments for such service, attorneys' fees and payments for services paid by a federal executive agency are not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1)
A corporation.

(2)
An organization exempt from tax under Section 501(a), or an individual retirement plan or custodial account under Section 403 (b)(7) if the account satisfies the requirements of Section 401(f)(2).

(3)
The United States or any agency or instrumentality thereof.

(4)
A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

(5)
A foreign government, a political subdivision of a foreign government, or an agency or instrumentality thereof.

(6)
An international organization or any agency or instrumentality thereof.

(7)
A foreign central bank of issue.

(8)
A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

(9)
A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)
A real estate investment trust.

(11)
An entity registered at all times under the Investment Company Act of 1940.

(12)
A common trust fund operated by a bank under Section 584(a).

(13)
A financial institution.

(14)
A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

(15)
A trust exempt from tax under Section 664 or described in Section 4947.

Payments Exempt from Backup Withholding

        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under Section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  •
  Payments of patronage dividends not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) payments made by an ESOP.

        Interest payments that are generally exempt from backup withholding include:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  •
  Payments described in Section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under Section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM. SIGN AND DATE THE FORM. RETURN IT TO THE PAYER.

        IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE CERTIFICATION BOX.

        IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, GIVE THE REQUESTER A COMPLETED FORM W-8BEN, "CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING."

        Certain payments other than interest, royalties, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6045, 6050A and 6050N.

Privacy Act Notice.    Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)    Penalty for Failure to Furnish Taxpayer Identification Number.    If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)    Civil Penalty for False Information with Respect to Withholding.    If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)    Criminal Penalty for Falsifying Information.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9